Exhibit 99.1

Jefferson Capital Reports Third Quarter 2026 Results

Record Collections Grow 35% to $319.2 Million and Deployments grow 111% to $318.0 Million

Record Estimated Remaining Collections (“ERC”) up 23% to $3.6 Billion

Pre-tax Income of $58.9 Million with Net Income of $46.9 Million and EPS of $0.76

Adjusted Pre-tax Income of $63.3 Million with Adjusted Net Income of $51.3 Million and Adjusted EPS of $0.83

Board of Directors Declares Quarterly Cash Dividend of $0.24 per Share

MINNEAPOLIS, November 12, 2026 /GLOBE NEWSWIRE/ -- Jefferson Capital, Inc. (“Jefferson Capital, the “Company”), a leading analytically driven purchaser and manager of charged-off, insolvency and active consumer accounts, today announced its third quarter 2026 financial results.

Third quarter performance was excellent and we continue to build significant momentum in all key aspects of the business,” said David Burton, Chairman and Chief Executive Officer. “We are confident in our ability to generate attractive shareholder returns in the near and long term.”

“We delivered the largest third quarter deployments in the Company’s history, with triple digit growth year-over-year in the United States, the United Kingdom and Latin America – a testament to our leadership position in hard-to-value and hard-to-service asset classes, the growing geographic breadth of our platform, and the strength of our client relationships. We are well positioned to take advantage of the opportunities ahead with low leverage and ample capital resources.”

Third Quarter 2026 Highlights (vs. Third Quarter 2025)

●	Record collections grew 35% to $319.2 million
●	Deployments up 111% to $318.0 million
●	Record ERC rose 23% to $3.6 billion
●	Record revenue climbed 23% to $185.5 million
●	Sector-leading Cash Efficiency Ratio of 72.9%
●	Leverage ratio* was 1.73x as compared to 1.59x
●	Pre-tax Income of $58.9 million with Net Income of $46.9 million and EPS of $0.76
●	Adjusted Pre-tax Income* of $63.3 million with Adjusted Net Income* of $51.3 million and Adjusted EPS of $0.83

Collections

The following table summarizes total collections by geographic area:

	Three Months Ended
	September 30,		Increase	%
(in Millions)	2026	2025	(Decrease)	Change
United States	$240.3	$182.9	$57.4	31.4%
Canada	35.1	29.0	6.1	21.0%
United Kingdom	12.3	11.1	1.2	10.8%
Latin America	31.5	13.9	17.6	126.6%
Total Collections	$319.2	$236.8	$82.4	34.8%

●	Collections from purchased receivables increased 34.8% or $82.4 million to $319.2 million during the third quarter of 2026 versus $236.8 million during the same quarter in 2025

●	Collections in the United States included $32.2 million from the Bluestem portfolio purchase which closed in the fourth quarter of 2025

Estimated Remaining Collections

The following table summarizes total ERC by geographic area:

	September 30,		Increase	%
(in Millions)	2026	2025	(Decrease)	Change
United States	$2,586.0	$2,158.8	$427.2	19.8%
Canada	440.3	362.5	77.8	21.5%
United Kingdom	205.0	153.0	52.0	34.0%
Latin America	379.5	255.3	124.2	48.6%
Total	$3,610.8	$2,929.6	$681.2	23.3%

●	ERC in the United States included $185.8 million from the Bluestem portfolio purchase which closed in the fourth quarter 2025

Deployments

The following table summarizes the total deployments by geographic area:

	Three Months Ended
	September 30,		Increase	%
(in Millions)	2026	2025	(Decrease)	Change
United States	$238.7	$107.2	$131.5	122.7%
Canada	33.3	30.8	2.5	8.1%
United Kingdom	9.3	4.1	5.2	126.8%
Latin America	36.7	8.9	27.8	312.4%
Total Purchases	$318.0	$151.0	$167.0	110.6%

●	The Company invested $318.0 million during the quarter to acquire receivable portfolios, up 110.6% compared to $151.0 million in the third quarter 2025
●	As of September 30, 2026, the Company had $384.3 million in committed forward flows

Revenues

●	Total revenues increased $34.6 million for the quarter, or 22.9%, to $185.5 million compared to $150.8 million for the third quarter 2025. The growth was primarily the result of strong deployments in prior periods

Operating Expenses

●	Total operating expenses increased $18.2 million, or 22.7% to $98.4 million compared to $80.2 million for the third quarter 2025. The increase was primarily due to a $20.1 million increase in servicing expenses, including $6.3 million in higher court costs, $8.5 million in agency and legal commission expense including $3.1 million related to the Bluestem portfolio purchase, partially offset by a $2.4 million decrease in salaries and benefits (including $0.7 million on lower stock-based compensation) and $0.6 million lower depreciation and amortization

●	For the third quarter 2026, the Company recognized portfolio revenue of $13.4 million and net operating income of $10.3 million related to the Bluestem portfolio purchase

Leverage Ratio, Liquidity and Capital Resources

●	Leverage ratio* was 1.73x at September 30, 2026 compared to 1.59x at September 30, 2025 primarily reflecting increased borrowings to fund portfolio purchases and continued business growth
●	At September 30, 2026, the Company had $554 million drawn under the RCF
●	On August 15, 2026, the Company’s $300 million 2026 senior unsecured notes matured and were paid off using the RCF
●	On August 20, 2026 the Company issued an additional $100 million aggregate principal amount of 8.25% Senior Notes due 2030 (the “Add-On Notes”) to the 2030 Notes dated May 2, 2025. The Add-On Notes will mature on May 15, 2030.

Dividend

The Board of Directors declared a quarterly cash dividend of $0.24 per share on its outstanding common stock, payable on December 3, 2026, to shareholders of record as of the close of business on November 24, 2026.

*Leverage Ratio, Adjusted Pre-Tax Income, Adjusted Net Income and Adjusted EPS are non-GAAP financial measures. For a reconciliation of historical Leverage, Adjusted Pre-Tax Income and Adjusted Net Income, to the most directly comparable U.S. GAAP financial measures, please refer to the “Non-GAAP Financial Measures” section of this press-release.

Webcast

A webcast to discuss the Company’s third quarter 2026 financial results is scheduled for today, November 12, 2026 at 5:00 p.m. ET. The live webcast and archived replay can be accessed in the investor relations section of the Company's website at https://investors.jcap.com/news-events/events.

Use of Non-GAAP Financial Measures

This press release contains references to non-GAAP financial measures, including Leverage, Adjusted Pre-Tax Income, Adjusted Net Income, Cash Efficiency Ratio, Adjusted Operating Expenses and Adjusted EPS, which are financial measures that are not prepared in conformity with United States generally accepted accounting principles (U.S. GAAP). These non-GAAP measures are used by management as a supplemental measure, have certain limitations, and should not be construed as alternatives to financial measures determined in accordance with GAAP. Our management believes Leverage, Adjusted Pre-Tax Income, Adjusted Net Income and Adjusted EPS help us provide enhanced period-to-period comparability of operations and financial performance and are useful to investors as other companies in our industry report similar financial measures. The non-GAAP measures as defined by us may not be comparable to similar non-GAAP financial measures presented by other companies, which could limit such measures’ usefulness as comparative measures. Our presentation of such measures, which may include adjustments to exclude unusual or non-recurring items, should not be construed as an inference that our future results will be unaffected by other unusual or non-recurring items. Detailed reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the financial tables following this release.

About Jefferson Capital, Inc.

Founded in 2002, Jefferson Capital is an analytically driven purchaser and manager of charged-off, insolvency and active consumer accounts with operations in the United States, Canada, the United Kingdom and Latin America. It purchases and services both secured and unsecured assets, and its growing client base includes Fortune 500 creditors, banks, fintech origination platforms, telecommunications providers, credit card issuers and auto finance companies. Jefferson Capital is headquartered in Minneapolis, Minnesota with additional offices and operations located in Sartell, Minnesota, Denver, Colorado and San Antonio, Texas (United States); Basingstoke, England; London, England and Paisley, Scotland (United Kingdom); London, Ontario and Toronto, Ontario (Canada); as well as Bogota (Colombia).

Contacts:

Investor Relations

IR@jcap.com

Media Relations

Doug.Donsky@icrinc.com

Disclosure Regarding Forward Looking Statements

This press release may contain “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and in the U.S. Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements concerning our anticipated financial performance, execution of our business strategies and strength of our business model, the favorability of the investment environment, and our ability to continue paying quarterly cash dividends. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: a deterioration in the economic or inflationary environment in the United States, Canada, the United Kingdom or Latin America, including the interest rate environment; our ability to replace our portfolios of nonperforming loans with additional portfolios sufficient to operate efficiently and profitably; our ability to collect sufficient amounts on our nonperforming loans to fund our operations; the possibility that third parties we rely on to conduct collection and other activities fail to perform their services; the possibility that we could recognize significant decreases in our estimate of future recoveries on nonperforming loans; changes in, or interpretations of, federal, state, local, or international laws, including bankruptcy and collection laws, or changes in the administrative practices of various bankruptcy courts, which could negatively impact our business or our ability to collect on nonperforming loans; goodwill impairment charges that could negatively impact our net income and stockholders’ equity; our ability to comply with existing and new regulations of the collection industry, the failure of which could result in penalties, fines, litigation, damage to our reputation, or the suspension or termination of or required modification to our ability to conduct our business; adverse outcomes in pending or future litigation or administrative proceedings; the possibility that class action suits and other litigation could divert management’s attention and increase our expenses; investigations, reviews, or enforcement actions by governmental authorities, including the Consumer Financial Protection Bureau, which could result in changes to our business practices, negatively impact our deployment volume, make collection of account balances more difficult, or expose us to the risk of fines, penalties, restitution payments, and litigation; the possibility that compliance with complex and evolving international and United States laws and regulations that apply to our international operations could increase our cost of doing business in international jurisdictions; our ability to comply with data privacy regulations such as the General Data Protection Regulation; our ability to retain, expand, renegotiate or replace our credit facility and our ability to comply with the covenants under our financing arrangements; our ability to refinance our indebtedness; our ability to service our outstanding indebtedness; changes in interest or exchange rates, which could reduce our net income, and the possibility that future hedging strategies may not be successful; and the possibility that we could incur business or technology disruptions or cybersecurity incidents. These and other important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC, and our other filings with the SEC, could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.

FINANCIAL TABLES FOLLOW

Jefferson Capital, Inc.

Combined and Condensed Consolidated Balance Sheets

(Unaudited, Amounts in Thousands)

	As of September 30,	As of December 31,
	2026	2025
Assets
Cash and cash equivalents	$23,427	$23,231
Restricted cash	5,391	24,320
Accounts receivable	16,576	12,245
Other assets	17,771	16,273
Investments in receivables, net	2,122,145	1,928,742
Credit card receivables (net of allowance for	14,915	16,312
credit losses of $1,594 and $1,784)
Property, plant and equipment, net	1,526	1,695
Other intangible assets, net	4,723	6,541
Goodwill	57,771	58,014
Total Assets	$2,264,245	$2,087,373

Liabilities
Accounts payable and accrued expenses	$65,640	$95,208
Other liabilities	3,506	4,179
Current tax liabilities	570	855
Deferred tax liabilities	138,186	101,957
Notes payable, net	1,538,195	1,409,039
Total Liabilities	$1,746,097	$1,611,238

Stockholders' Equity
Common Stock par value $0.0001 per share; 330,000,000 shares authorized as of September 30, 2026 and December 31, 2025 and 57,454,589 and 58,298,923 shares issued and outstanding as of September 30, 2026 and December 31, 2025	$6	$6
Additional paid-in capital	(24,554)	(49,549)
Retained earnings	545,132	522,632
Accumulated other comprehensive income (loss)	(2,436)	3,046
Total stockholders' equity	$518,148	$476,135
Total Liabilities and Stockholders' Equity	$2,264,245	$2,087,373

Jefferson Capital, Inc.

Combined and Condensed Consolidated Statements of Operations and Comprehensive Income

(Unaudited in Thousands, except Per Share amounts)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2026	2025	2026	2025
Revenues
Total portfolio income	$165,491	$139,179	$479,350	$416,749
Changes in recoveries	7,181	494	23,248	5,670
Total portfolio revenue	172,672	139,673	502,598	422,419
Credit card revenue	1,626	1,755	4,984	5,450
Servicing revenue	11,216	9,414	31,911	30,621
Total Revenues	185,514	150,842	539,493	458,490
Provision for credit losses	621	569	2,001	1,670
Operating Expenses
Salaries and benefits	20,890	23,314	65,145	43,590
Servicing expenses	67,737	47,609	198,137	133,948
Depreciation and amortization	779	1,350	2,496	4,206
Professional fees	4,571	3,743	9,905	15,353
Other selling, general and administrative	4,402	4,221	13,677	13,783
Total Operating Expenses	98,379	80,237	289,360	210,880
Net Operating Income	86,514	70,036	248,132	245,940

Other Income (Expense)
Interest expense	(31,612)	(26,467)	(92,559)	(77,184)
Foreign exchange and other income (expense)	4,046	1,944	7,764	5,564
Total other expense	(27,566)	(24,523)	(84,795)	(71,620)
Income Before Income Taxes	58,948	45,513	163,337	174,320
Provision for income taxes	(12,090)	(7,151)	(37,549)	(24,086)
Net Income	46,858	38,362	125,788	150,234
Foreign currency translation gain / (loss)	1,745	(5,023)	(5,482)	13,293
Comprehensive Income	$48,603	$33,339	$120,306	$163,527

Earnings per share
Basic	$0.76	$0.59	$2.04	$6.60
Diluted	0.76	0.59	2.04	6.60
Weighted average common shares outstanding
Basic	57,445	58,279	56,190	20,493
Diluted	57,448	58,279	56,192	20,493

Jefferson Capital, Inc.

Combined and Condensed Consolidated Statements of Cash Flows

(Unaudited, in Thousands)

	For the Nine Months Ended September 30,
	2026	2025
Cash flows from operating activities
Net income	$125,788	$150,234
Adjustments to reconcile net income to net cash and cash equivalents provided by operating activities:
Depreciation and amortization	2,496	4,206
Amortization of debt premium and issuance costs, net	4,684	4,016
Provision for credit losses	2,001	1,670
Change in Recoveries	(23,248)	—
Stock-based compensation	24,995	8,850
Deferred income tax	32,034	17,254
Changes in assets and liabilities:
Other assets	2,688	(1,186)
Accounts receivable	(4,401)	(355)
Accounts payable and accrued expenses	(30,805)	8,956
Net cash provided by operating activities	136,232	193,645
Cash flows from investing activities
Purchases of receivables, net	(619,951)	(451,531)
Purchases of credit card receivables	(17,487)	(20,054)
Collections applied to investments in receivables, net	450,579	331,042
Collections applied to credit card receivables	16,616	19,697
Purchases of property and equipment, net	(596)	(645)
Net cash used in investing activities	(170,839)	(121,491)
Cash flow from financing activities
Proceeds from notes payable	1,548,430	681,790
Payments on notes payable	(1,421,307)	(694,872)
Payment of debt issuance costs	(2,337)	(8,012)
Dividends paid to stockholders	(44,376)	(47,942)
Proceeds of common stock	—	10,000
Repurchase of common stock	(58,912)	—
Net cash provided by / (used in) financing activities	21,498	(59,036)
Exchange rate effects on cash balances held in foreign currencies	(5,624)	(5,290)
Net (decrease) / increase in cash and cash equivalents and restricted cash	(18,733)	7,828
Cash and cash equivalents and restricted cash, beginning of period	47,551	38,243
Cash and cash equivalents and restricted cash, end of period	$28,818	$46,071

Jefferson Capital, Inc.

Supplemental Financial Information

Reconciliation of Non-GAAP Metrics

Cash Efficiency Ratio

	Three Months Ended
	September 30,
($in Millions)	2026	2025
Collections	$319.2	$236.8
Credit card revenue	1.6	1.8
Servicing revenue	11.2	9.4
Cash Receipts (A)	$332.0	$248.0

Operating Expenses	$98.4	$80.2
Stock compensation	(8.1)	(8.8)
Merger and acquisition and initial public offering related expenses	(0.3)	(2.5)
Adjusted Operating Expenses (B)	$90.0	$69.0

Cash Efficiency Ratio (A-B) / A	72.9%	72.2%

Adjusted Pre-tax Income

	Three Months Ended
	September 30,
($in Millions)	2026	2025
Pre-tax Income	$58.9	$45.5
Foreign exchange and other income (expense)	(4.0)	(1.9)
Stock Compensation	8.1	8.8
Merger and acquisition and initial public offering expenses	0.3	2.5
Adjusted Pre-tax Income	$63.3	$54.8

Jefferson Capital, Inc.

Supplemental Financial Information

Reconciliation of Non-GAAP Metrics (Continued)

Adjusted Net Income and Adjusted EPS

	Three Months Ended		Increase	%
	September 30,		(Decrease)	Change
(in Millions, Except Adjusted EPS amounts)	2026	2025
Net Income	$46.9	$38.4	$8.5	22.1%
Foreign exchange and other income (expense)	(4.0)	(1.9)	(2.1)	110.5%
Stock compensation	8.1	8.8	(0.7)	(8.0)%
Merger and acquisition and initial public offering expenses	0.3	2.5	(2.2)	(88.0)%
Adjusted Net Income	$51.3	$47.7	$3.6	7.5%

Weighted average diluted common shares outstanding (in millions)	57.5
Expected vesting of non-vested restricted stock	4.1
Adjusted weighted average diluted common shares outstanding	61.6

Adjusted EPS	$0.83

Leverage Ratio

	Trailing Twelve Months Ended
	September 30,
($in Millions)	2026	2025
Net cash provided by operating activities	$211.4	$270.9
Changes in prepaid expenses	(3.8)	(13.8)
Changes in accounts payable and accrued expenses	(19.5)	(58.3)
Changes in recoveries	23.2	—
Provision for credit losses	(2.7)	(2.6)
Foreign exchange and other income (expense)	(9.9)	(3.2)
Cash interest paid	110.3	94.0
Provision for income taxes	43.9	26.8
Total portfolio revenue	(646.6)	(531.4)
Gross collections	1,175.3	927.7
Stock compensation	—	(7.6)
Merger and acquisition and initial public offering expenses	1.3	24.6
Adjusted Cash EBITDA (A)	$882.9	$727.2

	September 30,
	2026		2025
Borrowings, as reported	$1,538.2		$1,182.6
Unamortized issuance costs	16.2		17.4
Unrestricted cash	(23.4)		(42.3)
Net Debt (B)	$1,531.0		$1,157.7

Leverage Ratio (B / A)	1.73	x	1.59	x